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                                                                    EXHIBIT 16

                   LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

March 31, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir/Madam:

We have read Item 9 included in the Form 10-K dated December 31, 1997 of T/SF Communications Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  Arthur Andersen LLP


cc:  Mr. Steven J. Hunt
      Chief Financial Officer
      T/SF Communications Corporation